Exhibit 99.1

Board of Directors Minutes

MINUTES OF THE BOARD OF DIRECTORS

OF

HIGH END VENTURES, INC.

June 5th, 2007

A telephone meeting of the Board of Directors of High End Ventures Inc. (the “Corporation”), was held on June 5, 2007 at 11:00 a.m. Eastern Standard Time.

Directors participating in the meeting were:

Thomas Forzani and Nadir Walji

The Board unanimously resolved the following:

RESOLVED:

That Nadir Walji of Vancouver, BC be appointed to the Board of Directors to serve until the next annual meeting and is herby elected CEO, President, Secretary/Treasurer of the corporation and its Chief Accounting Officer.

Thomas Forzani resigned as of 5 pm Eastern time on June 5, 2007

There being no further business, the meeting was adjourned.

/s/ Nadir Walji                                   /s/ Thomas Forzani

Nadir Walji, Secretary

    Nadir Walji,  President and Chairman of the Board

June 5th,  2007